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                                   EXHIBIT 6
                                   ---------

                               POWER OF ATTORNEY

     The undersigned, Liberty West Partners, hereby makes, constitutes and appoints Brian P. McDermott and Robert D. Olsen the attorneys-in-fact (individually, "Attorney"; and collectively, "Attorneys") of the undersigned, with full power and authority, including without limitation the power of substitution and resubstitution, acting together or separately, in the name of and for and on behalf of the undersigned:

          (a) For the purpose of complying with the requirements of the Securities Act of 1933, as amended, and the rules of the Securities and Exchange Commission (the "Commission") promulgated thereunder (collectively, the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and the rules of the Commission promulgated thereunder (collectively, the "Exchange Act"), to prepare or cause to be prepared, execute, sign and file with the Commission and all applicable securities exchanges and interdealer quotation systems on behalf of the undersigned all statements, reports and other filings (including without limitation amendments thereto) required to be filed by the undersigned under the Securities Act or the Exchange Act, including without limitation all Schedules 13G, Schedules 13D and Initial Statements of Beneficial Ownership of Securities on Commission Forms 3, 4 and 5 with respect to the equity securities of Leslie's Poolmart; and

           (b) To make, execute, acknowledge, and deliver such other documents, letters, and other writings, including communications to the Commission, and in general to do all things and to take all actions, which any one or more of the Attorneys in his, her or their sole discretion may consider necessary or proper in connection with or to carry out the objective of complying with the Securities Act and the Exchange Act, as fully as could the undersigned if personally present and acting.

     Each of the Attorneys is hereby empowered to determine in his or her sole discretion the time or times when, purpose for and manner in which any power herein conferred upon him or her shall be exercised, and the conditions, provisions, or other contents of any report, instrument or other document which may be executed by him or her pursuant hereto.

     The undersigned hereby ratifies all that any one or more of the Attorneys or his, her or their substitute or substitutes shall do under the authority of this Power of Attorney.

     Each Attorney shall have full power to make and substitute any other attorney-in-fact in his or her place and stead. The term "Attorney" shall include the respective substitutes of any Attorney.

     This Power of Attorney shall remain in effect until 12:01 a.m. California time on November 11, 1997. The expiration of this Power of Attorney shall not affect any action taken by the Attorneys prior to such expiration.

     This Power of Attorney shall be governed by the laws of California.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on this 20th day of November, 1996


                                                 LIBERTY WEST PARTNERS



                                                     /s/ MICHAEL J. FOURTICQ
                                                 By:____________________________
                                                    Name:  Michael J. Fourticq
                                                    Title: General Partner

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